Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2007.14

         BE IT KNOWN THAT, on the 14th day of December, 2007, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and unanimously approved upon motion duly made and seconded:

         Brad Klearman, is elected by the Directors to serve as member of the Board of Directors of Ingen Technologies, Inc. until such time as the shareholders vote to elect a new Board.

         This resolution is authorized under Article V, Section 2 of the company's Bylaws, which authorizes the Board to elect a director if the number of directors is increased. Mr. Klearman's election increases the number of Board members to the maximum allowed under the Bylaws, 7 members.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on December 14, 2007 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this December 14th, 2007, subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

________________________________________
Secretary of Corporation

                           WAIVER OF NOTICE (2007.14)

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on December 14, 2007. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

_______________________________             ______________________________
Scott R. Sand                               Curt Miedema

_______________________________             ______________________________
Chris Wirth                                 Yong Sin Khoo

_______________________________             ______________________________
Stephen O'Hara                              John Finazzo